Exhibit 23.1 to
Form S-8 Registration Statement

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated March 27, 2014 relating to the 2013 consolidated financial statements of Revett Mining Company, Inc. (formerly Revett Minerals, Inc.) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to our firm under the caption "Experts".

/S/ BDO USA, LLP

Spokane, Washington
April 18, 2014

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